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                                                                    EXHIBIT 10.9



                               SERVICES AGREEMENT


        This Services Agreement ("SERVICES AGREEMENT") is made and entered into as of April 28, 2000 ("Effective Date") by and between AXYS PHARMACEUTICALS, INC., a California corporation ("API") and AXYS ADVANCED TECHNOLOGIES, INC., a California corporation ("AATI"), with reference to the following facts:


                                 R E C I T A L S

        A. API is the tenant under that certain "Standard Industrial Lease Multi-Tenant" dated as of October 15, 1992, as amended (the "LEASE"), respecting certain "premises" (as more particularly described in the Lease) commonly known as 385 Oyster Point Boulevard, Units 1, 3, 4, 5, 6, 10, 11, 12, 13 and 14, South San Francisco, California 94080 (collectively, the "MASTER PREMISES").

        B. API sublet to AATI and AATI agreed to sublet from API a portion of the Master (the "SUBLEASED PREMISES"), under that certain Sublease Agreement dated January 1, 2000 as amended from time to time (the "SUBLEASE").

        C. In that the Subleased Premises contains certain facilities and services no longer controlled by API and API currently provides certain services to the Subleased Premises not readily available to AATI, API and AATI desire to establish certain rights and obligations between them pursuant to which they will provide one another certain services and access to certain facilities in accordance with the terms and conditions set forth herein.


                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, API and AATI hereby agree, covenant and warrant as follows:

        1. API PROVIDED SERVICES. API agrees to provide AATI with those services more specifically set forth on EXHIBIT A hereto at the rates and subject to the conditions set forth therein throughout the duration of this Services Agreement unless such service is terminated by AATI as provided for herein.

        2. AATI PROVIDED SERVICES. AATI agrees to provide API with those services more specifically set forth on EXHIBIT B hereto at the rates and subject to the conditions set forth therein throughout the duration of this Agreement unless terminated by API as provided for herein.

        3. ADDITIONAL SERVICES. Should either API or AATI require or be provided any additional or joint service(s) not described in this Service Agreement, API and AATI agree to negotiate in good faith an equitable basis for sharing the cost and, to the extent necessary, the responsibility of providing such service(s) as soon as practicable.



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        4. INSUFFICIENT SERVICES. If at any time after the effective date of this Services Agreement, API or AATI reasonably determines that its need for services exceeds that which is currently available, then, upon written notice by the party making such determination, API and AATI shall commence and undertake good faith negotiations to equitably adjust the use and distribution of such services, taking into account the business needs of each of API and AATI.

        5. TERMINATION OF SERVICES. Upon ninety (90) days prior written notice, the party receiving the benefit of any provided service may terminate the requested service and have no further obligation to receive or pay for the service provided, except for services rendered prior to the termination of the service(s).

        6. COMMON AREAS. The Master Premises and the Subleased Premises shall contain certain "Common Areas" as described more fully in the Sublease. The Common Areas shall include the lunch room and access thereto, access to the waste storage room, access to the analytical laboratory, access to the glassware washing facilities, access to the shipping dock and the library and access thereto. Use of the Common Areas shall be made by each party in accordance with such safety and security requirements as may be set forth in the rules and regulations as promulgated by the parties from time to time. Both API and AATI hereby agree to be bound by and to ensure the respect of employees, agents, representatives, contractors and invitees are familiar and abide by such rules and regulations in their use of the Common Areas.

        7. HAZARDOUS MATERIALS.

           (a) HAZARDOUS MATERIALS. Both API and AATI shall abide by the terms and conditions of the Master Lease and the Sublease relating to Hazardous Materials (as defined therein) in their use and occupancy of the Subleased Premises.

           (b) ALLOCATION OF CONTAMINATION LIABILITY. During the term of this Services Agreement, if any leakage, spillage or other Hazardous Materials contamination occurs in, on or under the Subleased Premises, and either API or AATI can be readily and to a reasonable certainty identified by the type and kind of materials causing such contamination or by other reliable evidence, then the responsible party shall indemnify and hold harmless the nonresponsible party for any and all costs to remediate the contamination. If the responsible party for the contamination to the Premises is not readily and to a reasonable certainty identifiable (i.e., due to use of similar contaminating materials by both parties), then each party shall bear fifty percent (50%) of the total costs to remediate the contamination and the parties shall jointly cooperate in the remediation of such contamination. Upon the termination of this Services Agreement, AATI shall indemnify and hold API harmless for any accidental contamination, during the term of the Sublease, which occurs following the termination of this Services Agreement. Notwithstanding anything to the contrary contained herein, API shall not be responsible and shall have no obligation to indemnify, defend, or hold AATI harmless, for any contamination resulting from AATI's negligence or willful misconduct in the storage or handling of any Hazardous Materials.

        8. TERMINATION OF SERVICE AGREEMENT. This Services Agreement shall terminate upon the earlier of: (i) the valid subletting or assignment of the Subleased Premises to a




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nonaffiliate of AATI; (ii) the selling of a controlling interest of AATI or of its parent, Discovery Partners International, Inc., to a non-affiliate; (iii) the mutual written consent of the parties; or (iv) that date upon which API vacates the Master Premises. Upon the termination of the Service Agreement, neither API nor AATI shall have any further obligation to receive or pay for the service(s) set forth herein, except to the extent that the service(s) was rendered prior to the termination of the this Services Agreement. For purposes of this Services Agreement, an "affiliate" shall be any entity in which either party owns at least a fifty percent (50%) of the issued and outstanding capital stock, partnership interests or membership interest of the entity.

        9. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except for that party's financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

        10. AMENDMENTS. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by all parties hereto.

        11. COUNTERPARTS. This Services Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall be only necessary to produce one such counterpart.

        12. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall inure to the benefit and be binding upon the respective parties hereto, and the respective successors and assigns.

        13. GOVERNING LAW. This Services Agreement shall be construed in accordance with the internal laws of the State of California, with reference to the conflicts of laws principles thereof.

        14. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Services Agreement shall be in writing and shall be considered as properly given if delivered personally or sent by first class international airmail, postage prepaid, or by overnight express mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the addresses set forth below. For purposes of notice the addresses of the parties shall be:

               API         180 Kimball Way
                           South San Francisco, California 94080
                           Attention:  Senior Vice President and General Counsel




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               AATI        9640 Towne Centre Drive
                           San Diego, California 92121
                           Attention: Chief Financial Officer

For purposes of any payments due under this Services Agreement, payment shall be made to API or AATI, as applicable, at the address set forth above, or such other address as such party shall from time to time specify by written notice to the other party.

        IN WITNESS WHEREOF, the parties have caused this Services Agreement to be duly executed and delivered as of the date first written above.



                                            AXYS PHARMACEUTICALS, INC.,
                                            a Delaware corporation



                                            By  /s/ William Newell
                                               ---------------------------------

                                                Its  /s/ Senior Vice President
                                                    ----------------------------


                                            AXYS ADVANCED TECHNOLOGIES, INC.,
                                            a Delaware corporation



                                            By  /s/ William Newell
                                               ---------------------------------

                                                Its  /s/ Secretary
                                                    ----------------------------




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                                    EXHIBIT A
                    SCHEDULE OF API PROVIDED SERVICES & FEES



        Service To Be Provided                                   Fee
        ----------------------                                   ---

        Telephone services.                               $_______________

        Facilities management services.                   $_______________

        Computer networking systems and information       $_______________
        technology services.



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                                    EXHIBIT B
                    SCHEDULE OF AATI PROVIDED SERVICES & FEES



                SERVICES TO BE PROVIDED                                 FEE
                -----------------------                                 ---

Glass Washing Service which shall be provided on a                $_____________
daily basis at reasonable times; provided that API shall be responsible for marking and inventorying its glassware provided to AATI for washing, and AATI shall have no responsibility or liability for any glassware which is not clearly marked as API's glassware.

Shipping and Receiving Services.                                  $_____________

Hazardous Materials Storage including the provision of            $_____________
API with a location to store API's segregated and marked waste within such facilities; provided that all such waste shall be placed in storage containers clearly indicating such waste as API's waste.

Hazardous Materials removal and disposal which shall              $_____________
include the removal and disposal of any API Hazardous
Materials stored in the Subleased Premises pursuant to a contract between AATI and a contractor providing disposal services.

Analytical Laboratory Services including, but not                 $_____________
limited to, the analysis of chemical compounds provided by API to AATI's analytical laboratory facilities located in the Subleased Premises, upon reasonable advance notice.